EXHIBIT 11


                      COMPUTATION OF NET INCOME PER SHARE
                   (In thousands, except per share amounts)



                                                          Thirteen          Thirty - Nine
                                                         Weeks Ended         Weeks Ended
                                                      -----------------   -----------------
                                                      NOV. 28,  NOV. 29,   NOV. 28,  NOV. 29,
                                                        1998     1997        1998      1997
                                                      --------  --------   --------  --------
BASIC
-----
Average shares outstanding                             25,088    25,943      25,776    25,955
                                                      =======   =======    ========  ========
Net income                                              $ 396   $ 3,614    $ 14,021  $ 17,069
                                                      =======   =======    ========  ========
Per share amount                                         $.02      $.14        $.54      $.66
                                                      =======   =======    ========  ========

DILUTED
-------
Average shares outstanding                             25,088    25,943      25,776    25,955
Net effect of dilutive stock options                      186       374         330       364
                                                      -------   -------    --------  --------
Total                                                  25,274    26,317      26,106    26,319
                                                      =======   =======    ========   =======
Net income                                               $396    $3,614     $14,021   $17,069
                                                      =======   =======    ========   =======
Per Share amount                                         $.02      $.14        $.54      $.65
                                                      =======   =======    ========   =======

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